CERTIFICATE OF MERGER

                          OF HESPERIA HOLDING CORP.

                                     AND

                            SAVEYOUTIME.COM, INC.


              Under Section 251 of the General Corporation Law
                           of the State of Nevada


     Pursuant to NRS Section 92A of the General Corporation Law of the State of Nevada, the undersigned hereby certify to the following information relating to the merger (the "Merger") of Hesperia Holding Corp., a California corporation ("Disappearing Corporation") with and into SAVEYOUTIME.COM, INC., a Nevada corporation ("Surviving Corporation").

1. The names and states of incorporation of Surviving Corporation and Disappearing Corporation, which are the constituent business corporations participating in the Merger (the "Constituent Corporations"), are:

               Name                            State

          Hesperia Holding Corp.               California
          SAVEYOUTIME.COM, INC.                Nevada

2. An Agreement of Merger (the "Merger Agreement") setting forth the terms and conditions of the Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of NRS Section 92A of the General Corporation Law of the State of Nevada and approved by the requisite number of stockholders of Surviving Corporation and the requisite number of stockholders of Disappearing Corporation.

2. The name of Surviving Corporation shall be changed from SAVEYOUTIME.COM, INC. to Hesperia Holding, Inc.

3. The Certificate of Incorporation of SAVEYOUTIME.COM, INC., a Nevada corporation, Surviving Corporation, as herein amended, shall be the Certificate of Incorporation of Surviving Corporation until further amended and changed pursuant to the provisions of the General Corporation Law of the State of Nevada.

4. An executed Merger Agreement is on file at an office of Surviving Corporation, which is located at 1850 East Flamingo Rd., Suite 111, Las Vegas, Nevada.

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5. A copy of the Merger Agreement will be furnished by Surviving Corporation, on request  and  without  cost,  to  any  stockholder  of  any  Constituent
   Corporation.


     IN WITNESS WHEREOF, each of Hesperia Holding Corp. and SAVEYOUTIME.COM, INC. has caused this Certificate of Merger to be executed in its corporate name by the President and attested to by its Secretary or Assistant Secretary, who acknowledge that the facts stated in this instrument are true and correct and this instrument is their respective word and deed, on this 10th day of February, 2003.

                                   SAVEYOUTIME.COM, INC.
                                   a Nevada corporation


                                   By: /s/ Anthony N. DeMint
                                        Anthony N. DeMint, President

Attest:


By: /s/ Anthony N. DeMint
     Anthony N. DeMint, Secretary


                                   Hesperia Holding Corp.
                                   a California corporation


                                   By: /s/ Donald Shimp
                                        Donald Shimp, President


Attest:


By: /s/ Michael Presgraves
     Michael Presgraves, Secretary